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Exhibit 24.1

                               POWER OF ATTORNEY


Grand Financial Holding S.A., a company organized under the laws of Luxembourg, with its principal address at Boulevard Royale 11, Luxembourg (the "Company"), hereby make, constitute and appoint Pavel Valentinovich Kulikov, a citizen of the Russian Federation, holding passport series VII-SB No. 607394, issued by Militia Department No. 49 of the City of Moscow on 7 April 1993, as its true and lawful attorney, to execute and cause to be filed with the United States Securities and Exchange Commission on behalf of the Company a Schedule 13D or any amendment thereto, or any other filings with the United States Securities and Exchange Commission necessary or appropriate in respect of securities of Open Joint Stock Company Vimpel-Communications acquired for the account of Eco Telecom Limited and which the Company may be deemed to beneficially own, which
Schedule 13D and any other such filings shall be in such form as such individual shall approve.

This power of attorney shall remain in effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, Grand Financial Holding S.A. has caused this instrument to be executed by its duly authorized directors, Geoffrey P. Hemy and Cindy Reiners on the 17/th/ day of May 2002.


                              GRAND FINANCIAL HOLDING S.A.



                                  /s/ Cindy Reiners
                              -------------------------------------
                              By:    Cindy Reiners
                              Title: Director


                                  /s/ Piers Hemy
                              -------------------------------------
                              By:    Piers Hemy
                              Title: Director


[SEAL OF NOTARY]